EXHIBIT 10.2

EXCHANGE AND DISCHARGE AGREEMENT

This Exchange and Discharge Agreement (this “Agreement”), dated as of December 27, 2016, is being entered into between Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and IMMY Funding LLC, a Delaware limited liability company (“IMMY Funding”).

WHEREAS, the Company, certain subsidiaries of the Company, as guarantors, the collateral agent named therein, and IMMY Funding and the other lenders party thereto, are parties to a Loan and Security Agreement, dated as of May 11, 2015, as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 20, 2015, and that certain Second Amendment to Loan and Security Agreement, dated as of January 22, 2016 (such Loan and Security Agreement, as so amended, the “Existing Loan and Security Agreement”);

WHEREAS, pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”), dated as of January 22, 2016, between the Company and IMMY Funding, the Company issued, on January 22, 2016, an 8.00% Convertible Senior Secured Note of the Company, having an aggregate principal amount of $3,000,000 (the “Convertible Note”), to IMMY Funding;

WHEREAS, the Company and IMMY Funding are parties to a Warrant to Purchase Stock, dated as of May 11, 2015, as amended by that certain Amendment to Warrant to Purchase Stock, dated as of January 22, 2016, (such Warrant to Purchase Stock, as so amended, the “Existing Warrant”); and

WHEREAS, the Company and IMMY Funding desire to (x) amend the Existing Loan And Security Agreement by executing and delivering an amendment thereto in the form set forth as Annex A to this Agreement (the “Loan and Security Agreement Amendment”), pursuant to which, among other things, the Lenders (as defined therein) will be deemed to have made additional term loans (collectively, the “Additional Term Loan”) to the Borrower (as defined therein) in an aggregate principal amount equal to the aggregate principal amount of the Convertible Note; and (y) amend the Existing Warrant by executing and delivering an amendment thereto in the form set forth as Annex B to this Agreement (the “Warrant Amendment”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Agreement to Exchange and Discharge.

(A)       Exchange and Discharge. Subject to Section 1(D) below, upon and effective as of the due execution and delivery of the Loan and Security Amendment and the Warrant Amendment by each of the parties thereto (the time of such execution and delivery, the “Effective Time”), (i) the Additional Term Loan will be deemed to have been made in exchange for (x) the discharge of the Company’s obligations under the Convertible Note and (y) the amendment to the Warrant effected by the Warrant Amendment; and (ii) the aggregate principal amount of the Convertible Note outstanding will be deemed to be zero (and, for the avoidance of doubt, the Company will not be bound by the covenants or other provisions of the Convertible Note, including, without limitation, Section 9 thereof).

(B)       Representation and Warranty. The Company represents and warrants that no Default or Event of Default (each, as defined in the Convertible Note) exists as of the date of this Agreement or will exist as of the Effective Time.

(C)       Interest on Convertible Note. On the date of the Effective Time, the Company will cause to be paid, in cash in the manner provided in the Convertible Note, unpaid interest, if any, that will have accrued on the Convertible Note to, but excluding, such date.

(D)       Conditions to Discharge. The effectiveness of Section 1(A) will be conditional upon (i) the truth and accuracy of the representation and warranty in Section 1(B); and (ii) the payment of interest as provided in Section 1(C).

Section 2. Miscellaneous.

Subsections (B), (C), (D), (E), (F), (G) and (H) of Section 7 of the Note Purchase Agreement will apply to this Agreement as if the same were reproduced in this Agreement, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

The parties hereto have executed this Agreement as of the date first written above.

Imprimis Pharmaceuticals, Inc.

By:	/s/ Andrew R. Boll
Name:	Andrew R. Boll
Title:	CFO and Secretary

IMMY Funding LLC

By:	/s/ Stephen J. DeNelsky
Name:	Stephen J. DeNelsky
Title:	President

[Signature Page to Exchange and Discharge Agreement]

ANNEX A

Form of Amendment to the Existing Loan and Security Agreement

(see attached)

ANNEX B

Form of Amendment to the Existing Warrant

(see attached)